SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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ANDINA ACQUISITION CORPORATION

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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This filing consists of a press release issued on December 9, 2013.

FOR IMMEDIATE RELEASE

ANDINA ACQUISITION CORPORATION PROVIDES 2014 PROJECTIONS FOR TECNOGLASS

Expects Revenue of $260.9 Million, Adjusted EBITDA of $42.7 Million, and

Net Income of $16.9 Million

New York, NY and Barranquilla, Colombia – December 9, 2013 – Andina Acquisition Corporation (NASDAQ: ANDA; ANDAW) (“Andina”) and privately-held Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows (collectively, “Tecnoglass”), today jointly announced that Tecnoglass has provided revenue, Adjusted EBITDA, and net income forecasts for the year ending December 31, 2014 of $260.9 million, Adjusted EBITDA of $42.7 million, and net income of $16.9 million, respectively.

Tecnoglass’ projections for 2014 reflect better than forecasted growth in key markets, particularly the United States. The United States is Colombia's largest trading partner, and the two countries entered into the U.S.-Colombia Trade Promotion Agreement, a free trade agreement, in May 2012. The U.S.-Colombia Trade Promotion Agreement aims to improve the investment environment, eliminate tariffs and other barriers to U.S. exports, expand trade, and promote economic growth in both countries.

Andina and Tecnoglass have entered into a Merger Agreement that will allow Tecnoglass to go public, with the current owners of Tecnoglass retaining majority ownership and control. As announced on December 4, 2013, all shareholders of record as of November 22, 2013 are entitled to vote at Andina’s Extraordinary General Meeting of Shareholders (the “Meeting”) in person or by proxy to approve, among other things, the proposed business combination between Andina and Tecnoglass. The Meeting will be held on Friday, December 20, 2013 at 9:00 a.m. ET at the offices of Graubard Miller, 405 Lexington Avenue, New York City.

Additional information regarding the Meeting and the proposed merger is available in Andina’s Definitive Proxy Statement filed with the Securities and Exchange Commission on December 4, 2013, a copy of which may be accessed, free of charge, at www.sec.gov.

About Tecnoglass

Tecnoglass is a leading manufacturer of hi-spec, architectural glass and windows for the global residential and commercial construction industries. Headquartered in Barranquilla, Colombia, Tecnoglass operates out of a 1.2 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass sells to more than 300 customers in North, Central and South America, and exports approximately 43% of its production to foreign countries, with the United States accounting for approximately 30% of Company revenues in 2012. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), Imbanaco Medical Center (Cali), Trump Plaza (Panama), Trump Tower (Miami), and The Woodlands (Houston).

About Andina Acquisition Corporation

Andina Acquisition Corporation was incorporated in the Cayman Islands on September 21, 2011 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Andina’s initial public offering was declared effective March 16, 2012 and was consummated on March 22, 2012. Andina received net proceeds of $38.3 million through the sale of 4.0 million units, each consisting of one ordinary share and one warrant and certain private placements that were consummated simultaneously with the initial public offering. As of October 31, 2013, Andina held approximately $42.74 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

Additional information regarding Andina Acquisition Corporation may be found at www.andinaacquisition.com. Additional information regarding Tecnoglass may be found at http://www.tecnoglass.com. The information in Andina’s website and Tecnoglass’ website is not, and shall not be deemed to be, a part of this notice or incorporated in filings Andina makes with the Securities and Exchange Commission.

Financial Presentation

Certain of the financial information contained herein is unaudited and does not conform to SEC Regulation S-X. Furthermore, it includes Adjusted EBITDA which is a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Accordingly, the combined company's financial information may be materially different when presented in Andina’s filings with the Securities and Exchange Commission. Andina and Tecnoglass believe that the presentation of this non-GAAP financial measure provides information that is useful to investors as it indicates more clearly the ability of Tecnoglass to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. Adjusted EBITDA was derived by taking earnings before interest, taxes, depreciation and amortization as adjusted for certain one-time non-recurring items and exclusions, and banking expenses.

Below is a table that reconciles Adjusted EBIT and Adjusted EBITDA for 2014 to net income (in thousands of dollars; converted at 9/30/13 spot rate of COP 1,910.00 / US$.)

Adjusted EBITDA	Depreciation	Adjusted EBIT	Banking Expense	Interest Expense	Tax Provision	Net Income

$42,734	$8,905	$33,829	$1,043	$7,601	$8,311	$16,874

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Andina’s and Tecnoglass’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings against Andina, Tecnoglass, ES; (3) the inability to complete the transaction contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of Andina or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulator reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described therein and herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in Andina’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Neither Andina nor Tecnoglass is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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Contacts:

The Equity Group Inc.

Devin Sullivan, Senior Vice President

212-836-9608

dsullivan@equityny.com

Thomas Mei, Associate

212-836-9614

tmei@equityny.com